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                                                                 Exhibit (23)(a)

                              Consent of KPMG LLP

BOARD of DIRECTORS

WACHOVIA CORPORATION



   We consent to the use of our report, dated January 18, 2001 included in Wachovia Corporation's (formerly named First Union Corporation) Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference in this Registration Statement on Form S-3 of Wachovia Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                            /s/ KPMG LLP


Charlotte, North Carolina

October 23, 2001